SCHEDULE 14(A)
(Rule 14a-101)
Information Required in Proxy Statement
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12
FORRESTER RESEARCH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Forrester Research, Inc.
400 Technology Square
Cambridge, Massachusetts 02139
George F. Colony
Chairman of the Board
and Chief Executive Officer
April 4, 2006
To Our Stockholders:
      You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Forrester Research, Inc., which will be held on Tuesday, May 9, 2006, at the offices of Ropes & Gray LLP, One International Place, Boston, Massachusetts at 10:00 a.m. (local time).
      On the following pages, you will find the formal notice of the Annual Meeting and our proxy statement. When you have finished reading the proxy statement, please promptly mark, sign, date and return the enclosed proxy card to ensure that your shares will be represented.
      We hope that many of you will be able to attend in person. I look forward to seeing you there.

Sincerely yours,

George F. Colony
Chairman of the Board
and Chief Executive Officer

PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS
NOMINEES FOR CLASS III DIRECTORS -- TERM EXPIRING 2009
CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL 2008
CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL 2007
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
STOCK PERFORMANCE GRAPH
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL TWO: APPROVAL OF THE FORRESTER RESEARCH, INC. 2006 EQUITY INCENTIVE PLAN
PROPOSAL THREE: APPROVAL OF 2006 STOCK OPTION PLAN FOR DIRECTORS
DESCRIPTION OF THE 2006 DIRECTORS PLAN
2006 DIRECTOR PLAN BENEFITS
FEDERAL TAX EFFECTS
STOCKHOLDER PROPOSALS
OTHER BUSINESS
FORM 10-K
2006 EQUITY INCENTIVE PLAN

Forrester Research, Inc.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 9, 2006
       Notice is hereby given that the 2006 Annual Meeting of Stockholders of Forrester Research, Inc. will be held at the offices of Ropes & Gray LLP, One International Place, Boston, Massachusetts at 10:00 a.m. (local time) on Tuesday, May 9, 2006 for the following purposes:
      1.     To elect two Class III directors to serve until the 2009 Annual Meeting of Stockholders.
      2.     To approve the Forrester Research, Inc. 2006 Equity Incentive Plan.
      3.     To approve the Forrester Research, Inc. 2006 Stock Option Plan for Directors.
      4.     To transact such other business as may properly come before the meeting and any adjournments thereof.
      The foregoing items of business are more fully described in the proxy statement accompanying this notice.
      Stockholders of record at the close of business on March 31, 2006 are entitled to notice of and to vote at the meeting. A list of stockholders entitled to vote at the meeting will be open to examination by stockholders at the meeting and during normal business hours from April 28, 2006 to the date of the meeting at our offices, located at 400 Technology Square, Cambridge, Massachusetts 02139.
      If you are unable to be present personally, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

By Order of the Board of Directors

Gail S. Mann, Esq.
Secretary
Cambridge, Massachusetts
April 4, 2006
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE
SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR
NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

FORRESTER RESEARCH, INC.
Annual Meeting of Stockholders
May 9, 2006
PROXY STATEMENT
      The Board of Directors of Forrester Research, Inc., a Delaware corporation, is soliciting the enclosed proxy card from our stockholders. The proxy will be used at our 2006 Annual Meeting of Stockholders and at any adjournments thereof. You are invited to attend the meeting to be held at 10:00 a.m. (local time) on Tuesday, May 9, 2006 at the offices of Ropes & Gray LLP, One International Place, Boston, Massachusetts. This proxy statement was first mailed to stockholders on or about April 5, 2006.
      This proxy statement contains important information regarding our annual meeting. Specifically, it identifies the proposals upon which you are being asked to vote, provides information that you may find useful in determining how to vote and describes voting procedures.
      We use several abbreviations in this proxy statement. We call our Board of Directors the “Board” and refer to our fiscal year which began on January 1, 2005 and ended on December 31, 2005 as “fiscal 2005.”
Who May Attend and Vote?
      Stockholders who owned our common stock at the close of business on March 31, 2006 are entitled to notice of and to vote at the annual meeting. We refer to this date in this proxy statement as the “record date.” As of the record date, we had 21,313,924 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter to come before the meeting.
How Do I Vote?
      If you are a stockholder of record of our common stock, you may vote:

•	In person. If you attend the meeting, you may deliver your completed proxy card in person or fill out and return a ballot that will be supplied to you at the meeting.

•	By Mail. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.
      By signing and returning the proxy card according to the enclosed instructions, you are enabling the individuals named on the proxy card (known as “proxies”) to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting. Your shares will be voted as you direct on the proxy card. If a proxy card is signed and received by our Secretary, but no instructions are indicated, then the proxy will be voted “FOR” the election of the nominees for director and “For” approval of the 2006 Equity Incentive Plan and 2006 Stock Option Plan for Directors.
How do I Vote if My Shares are Held in Street Name?
      If you hold shares in “street name” (that is, through a bank, broker, or other nominee), the bank, broker, or other nominee has provided you with a voting instruction form along with this proxy statement. Please follow the instructions on that form to make sure your shares are properly voted. If you hold shares in “street name” and would like to attend the annual meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of our common stock as of the close of business on the record date. However, if you wish to vote your shares in person, you must contact the person in whose name your shares are registered and obtain a proxy card from that person and bring it to the annual meeting.
What Does the Board of Directors Recommend?
      The Board recommends that you vote FOR:

•	the election of the nominees for Class III directors identified in Proposal One.

•	approval of the Forrester Research, Inc. 2006 Equity Incentive Plan.

•	approval of the Forrester Research, Inc. 2006 Stock Option Plan for Directors.
      If you are a record holder and submit the proxy card but do not indicate your voting instructions, the persons named as proxies on your proxy card will vote in accordance with the recommendations of the Board of Directors. If you hold your shares in “street” name, and you do not indicate how you wish to have your shares voted, your nominee has discretion to instruct the proxies to vote on the election of directors but does not have the authority, without your specific instructions, on Proposals 2 and 3.
What Vote is Required for Each Proposal?
      A majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to any proposal. The nominees for election of the Class III directors at the meeting (Proposal 1) who receive the greatest number of votes properly cast for the election of directors will be elected. As a result, shares that withhold authority as to the nominees recommended by the Board will have no effect on the outcome. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and voting is required to approve the Forrester Research, Inc. 2006 Equity Incentive Plan (Proposal 2) and the Forrester Research, Inc. 2006 Stock Option Plan for Directors (Proposal 3).
      Shares represented by proxies that indicate an abstention or a “broker non-vote” (that is, shares represented at the annual meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. An abstention therefore has no effect on the outcome of Proposals 2 and 3. A broker or nominee holding shares in street name has discretionary authority to vote on the election of directors (Proposal 1), but does not have discretionary voting authority with respect to the proposals to approve the Forrester Research, Inc. 2006 Equity Incentive Plan or the Forrester Research, Inc. 2006 Stock Option Plan for Directors (Proposals 2 and 3). The broker or nominee therefore may not vote shares on these two proposals unless the nominee receives voting instructions from the beneficial owner. Accordingly, a broker non-vote will have no effect on the outcome of proposals 2 and 3.
May I Change My Vote After I Return My Proxy Card?
      Yes. If you are a stockholder of record, you may revoke a proxy any time before it is voted by:

•	returning to us a newly signed proxy card bearing a later date;

•	delivering a written instrument to our Secretary revoking the proxy card; or

•	attending the annual meeting and voting in person.

      If you hold shares in “street name”, you should follow the procedure in the instructions that your nominee has provided to you.
Who Will Bear the Cost of Proxy Solicitation?
      We will bear the expense of soliciting proxies. Our officers and regular employees (who will receive no compensation in addition to their regular salaries) may solicit proxies. In addition to soliciting proxies through the mail, our officers and regular employees may solicit proxies personally, as well as by mail, telephone, and telegram from brokerage houses and other stockholders. We will reimburse brokers and other persons for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.
How Can I Obtain an Annual Report on Form 10-K?
      Our annual report is available on our website at www.forrester.com. If you would like a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, we will send you one without charge. Please contact the Director, Investor Relations, Forrester Research, Inc., 400 Technology Square, Cambridge, MA 02139, Tel: (617) 613-6000.

PROPOSAL ONE:
ELECTION OF DIRECTORS
      Our Board of Directors is divided into three classes of equal size. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Robert M. Galford and Gretchen Teichgraeber are the Class III directors whose terms expire at this annual meeting. The Board of Directors has nominated them to serve as Class III directors until the 2009 annual meeting. Gretchen Teichgraeber joined our Board of Directors in December 2005 and is a nominee for election by the stockholders to the Board of Directors for the first time. Ms. Teichgraeber was recommended by the non-management directors who serve on the Compensation and Nominating Committee of the Board of Directors, as well as by the Chairman and Chief Executive Officer, and her appointment to the Board was approved unanimously by our Board of Directors.
      The proxies intend to vote each share for which a proper proxy card has been returned and not revoked in favor of the Class III directors named above. If you wish to withhold the authority to vote for the election of either of the nominees, your returned proxy card must be marked to that effect.
      It is expected that Mr. Galford and Ms. Teichgraeber will be able to serve, but if either of them is unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee or nominees.
NOMINEES FOR CLASS III DIRECTORS — TERM EXPIRING 2009
      Robert M. Galford, age 53, a Class III director, became a director of Forrester in November 1996. Mr. Galford has been a managing partner of the Center for Executive Development, an executive education provider, in Boston, since April 2001. From 2000 to 2001, he was the executive vice president and chief people officer at Digitas, Inc., a technology and marketing services firm.
      Gretchen Teichgraeber, age 52, a Class III director, became a director of Forrester in December 2005. Ms. Teichgraeber has been the chief executive officer of Scientific American, Inc., publisher of the science and technology magazine, Scientific American, since 2000. Prior to joining Scientific American, Ms. Teichgraeber served as general manager, publishing, and vice president, marketing and information services at CMP Media, Inc., a leading provider of technology news and information.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF
THE NOMINEES NAMED ABOVE.
CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL 2008
      George F. Colony, age 52, a Class I director, is the founder of Forrester and since 1983, he has served as Chairman of the Board and Chief Executive Officer. He also has served as Forrester’s President since September 2001, and he previously was Forrester’s President from 1983 to 2000.
      Michael H. Welles, age 51, a Class I director, became a director of Forrester in November 1996. Mr. Welles is chief operating officer and a founder of S2 Security Corporation, an IP-based facility security systems start-up. Prior to 2003, he served as vice president and general manager of the platforms business with NMS Communications, an OEM infrastructure supplier to the telecom industry, from 2000 to 2002.
CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL 2007
      Henk W. Broeders, age 53, a Class II director, became a director of Forrester in May 1998. Since October 2003, Mr. Broeders has been a member of the Executive Committee of Cap Gemini S.A., a global management consulting firm headquartered in Paris, France operating under the name CapGemini. From 1998 to 2003, Mr. Broeders served as Chairman of the Executive Board of Cap Gemini N.V., a subsidiary of Cap Gemini S.A. located in the Netherlands. Mr. Broeders is also a director of BWise B.V., a software company in the Netherlands focusing on Sarbanes-Oxley compliance software, and Jaarbeurs (Holding) B.V., a Dutch company in the business of managing a large exhibition and trade fair center.
      George R. Hornig, age 51, a Class II director, became a director of Forrester in November 1996. Mr. Hornig has been a Managing Director and Chief Operating Officer of Alternative Investments at Credit Suisse, a global financial services firm, since 1999. He is also a director of Unity Mutual Life Insurance Company, Office Tiger LLC, and U.S. Health Group.
Corporate Governance
      We believe that good corporate governance is important to ensure that Forrester is managed for the long-term benefit of its stockholders. Based on our continuing review of the provisions of the Sarbanes-Oxley Act of 2002, rules of the Securities and Exchange Commission and the listing standards of The NASDAQ Stock Market, Inc., our Board of Directors has adopted Corporate Governance Guidelines, an amended and restated charter for the Audit Committee of the Board of Directors, and a charter for the Compensation and Nominating Committee of the Board. We also have a written code of business conduct and ethics that applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. You can access our Code of Business Conduct and Ethics, Corporate Governance Guidelines and our current committee charters on our website, at www.forrester.com.
Information With Respect to Board of Directors

Board Meetings and Committees
      Our Board of Directors has determined that each of the directors, with the exception of Mr. Colony, our Chairman and Chief Executive Officer, is independent under applicable NASDAQ standards, as currently in effect.
      Our Board of Directors held seven meetings during fiscal 2005. With the exception of Mr. Broeders, each director attended at least 75 percent of the aggregate of the meetings of the Board of Directors and of each committee of which he is a member. Forrester does not require directors to attend the annual meeting of stockholders, but all directors are encouraged to do so. Other than Mr. Colony, who presided at the meeting, and Mr. Galford, our directors did not attend the 2005 annual meeting of stockholders. The Board of Directors currently has two standing committees, the Audit Committee and the Compensation and Nominating Committee, whose members consist solely of independent directors.
      Our Audit Committee consists of three members: George R. Hornig, Chairman, Henk W. Broeders, and Michael H. Welles. The Board has determined that Mr. Hornig is an “audit committee financial expert” under applicable rules of the Securities and Exchange Commission, and all of the members of the Audit Committee satisfy the financial literacy standards of NASDAQ. The Audit Committee held six meetings during fiscal 2005. The responsibilities of our Audit Committee and its activities during fiscal 2005 are described in the committee’s amended and restated charter and in the Report of the Audit Committee contained in this proxy statement at page 13.
      Our Compensation and Nominating Committee consists of two members: Robert M. Galford and Michael H. Welles. The Compensation and Nominating Committee held two meetings during fiscal 2005. The Compensation and Nominating Committee has authority, as specified in the committee’s charter, to, among other things, evaluate and approve the compensation of our Chief Executive Officer, review and approve the compensation of our other executive officers, administer our stock plans, and oversee the development of executive succession plans for the CEO and other executive officers. The committee also has the authority to identify and recommend to the Board qualified candidates for director. See the “Report of the Compensation and Nominating Committee of the Board of Directors” on page 11 for more information about the committee’s activities with respect to executive compensation.

Director Candidates
      As noted above, the Compensation and Nominating Committee has responsibility for recommending nominees for election as directors of Forrester. Our stockholders may recommend individuals for this committee to consider as potential director candidates by submitting their names and background to the “Forrester Research Compensation and Nominating Committee”, c/o Chief Legal Officer and Secretary, 400 Technology Square, Cambridge, MA 02139. The Compensation and Nominating Committee will consider a recommended candidate for the next annual meeting of stockholders only if biographical information and background material is provided no later than the date specified below under “Stockholder Proposals” for receipt of stockholder proposals.
      The process that the Compensation and Nominating Committee will follow to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Compensation and Nominating Committee. Assuming that biographical and background material is provided for candidates recommended by the stockholders, the Compensation and Nominating Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members.
      In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Compensation and Nominating Committee will apply the criteria set forth in the committee’s charter and in the Corporate Governance Guidelines. These criteria include, among others, the candidate’s integrity, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Compensation and Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.
      In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, in addition to providing certain information about the nominee and the nominating stockholder, the stockholder must give timely notice to Forrester, which, in general, requires that the notice be received by us no less than 60 nor more than 90 days prior to the applicable annual meeting of stockholders. In accordance with our by-laws, the 2007 Annual Meeting will be held on May 8, 2007.

Communications from Stockholders
      The Board will give appropriate attention to communications on issues that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Compensation and Nominating Committee, with the assistance of the Chief Legal Officer, will be primarily responsible for monitoring communications from stockholders and will provide copies of summaries of such communications to the other directors as he or she considers appropriate.
      Stockholders who wish to send communications on any topic to the Board should address such communications to the Forrester Research Compensation and Nominating Committee, c/o Chief Legal Officer and Secretary, Forrester Research, Inc., 400 Technology Square, Cambridge, MA 02139.

Compensation Committee Interlocks and Insider Participation
      The Compensation and Nominating Committee consists of Messrs. Galford and Welles, neither of whom is or has been an executive officer or employee of Forrester. None of our executive officers serves as a member of the compensation committee (or of any committee performing an equivalent function, or if none, the board of directors) of any entity in which any of our directors serves as an executive officer.

Director Compensation
          Cash Compensation
      Our non-employee directors receive an annual retainer of $10,000, payable quarterly in arrears, and members of the Audit Committee receive $1,500 for each meeting they attend, with the Chairman of the Audit Committee receiving an additional $5,000 per year. Members of our Board of Directors are reimbursed for their expenses incurred in connection with attending any meeting.
          Amended and Restated 1996 Stock Option Plan for Non-Employee Directors
      Under the Amended and Restated 1996 Stock Option Plan for Non-Employee Directors, following each annual meeting of stockholders, each non-employee director receives an option to purchase 12,500 shares of our common stock at an exercise price equal to the fair market value on that date. These options vest in four equal annual installments. After last year’s annual meeting, our four non-employee directors at that time each received an option to purchase 12,500 shares of our common stock at an exercise price of $15.48 per share. Each newly elected, non-employee director will receive an option to purchase 6,000 shares of our common stock at an exercise price equal to the fair market value on the date he or she is first elected as a director. These options also vest in four equal annual installments, with the first installment vested on the date of grant. Gretchen Teichgraeber received an option to purchase 6,000 shares of our common stock at an exercise price of $19.45 per share when she joined the Board in December 2005.
      The Compensation and Nominating Committee of the Board of Directors also has the authority under the plan to grant stock options to non-employee directors in such amounts and on such terms as it shall determine at the time of grant. No such awards have been made.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table and notes provide information about the beneficial ownership of our outstanding common stock as of March 15, 2006 by:

(i) each person who we know beneficially owns more than 5% of our common stock;

(ii) each of the executive officers named below in the Summary Compensation Table;

(iii) each member of our Board of Directors; and

(iv) our directors and executive officers as a group.
      Except as otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to the shares of our common stock beneficially owned. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the shares. Shares subject to exercisable options include options that are currently exercisable or exercisable within 60 days of March 15, 2006.

	Common Stock Beneficially Owned

	Shares	Shares Subject to	Percentage of
	Beneficially	Exercisable	Outstanding
Name of Beneficial Owner	Owned	Options	Shares

George F. Colony, c/o Forrester Research, Inc.	7,944,088		37.4%
400 Technology Square,
Cambridge, MA, 02139(1)
Royce & Associates, LLC(2)	1,887,100		8.9%
1414 Avenue of the Americas
New York, N.Y. 10019
U.S. Trust Corporation(3)	1,509,755		7.1%
114 West 47th Street, 25th Floor
New York, NY 10036-1532
Neil Bradford	61,666	123,766	*
Charles Chang		18,750
Robert W. Davidson		70,000	*
Brian E. Kardon	2,631	36,250	*
Robert M. Galford(4)	2,400	67,750	*
Henk W. Broeders		61,584	*
George R. Hornig		50,000	*
Gretchen Teichgraeber		1,500
Michael H. Welles		76,250	*
Directors and executive officers as a group (16 persons)	8,017,524	747,741	39.9%

(1)	Includes (a) 1,580 shares held by Mr. Colony’s wife as to which Mr. Colony disclaims beneficial ownership, and (b) shares that are subject to options Mr. Colony granted to one employee.

(2)	Beneficial ownership as of December 31, 2005, as reported in a Schedule 13G filed with the Securities and Exchange Commission on January 20, 2006.

(3)	Beneficial ownership as of December 31, 2005, as reported in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006. Reporting person includes United States Trust Company of New York, a New York state-chartered bank, which is a wholly-owned direct subsidiary of U.S. Trust Corporation (“UST Corp.”). U.S. Trust Company, N.A., a national bank with headquarters in Connecticut, is a wholly-owned direct subsidiary of UST Corp. The beneficial owner has sole voting power with respect to 572,895 shares and shared voting power with respect to 5,000 shares, and sole dispositive power with respect to 1,363,745 shares and shared dispositive power with respect to 132,430 shares.

(4)	The 2,400 shares are held in trust for Mr. Galford’s children, and Mr. Galford disclaims beneficial ownership of these shares.

*	Less than 1%.
EXECUTIVE COMPENSATION
Compensation of Executive Officers
      The following table shows the compensation earned during fiscal 2005 by our Chief Executive Officer and each of our four most highly compensated executives as of December 31, 2005. We refer to these officers as the “named executive officers”.
Summary Compensation Table

				Long-Term Compensation

		Annual Compensation(1)		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options	Compensation(4)

George F. Colony	2005	$300,000	$103,750	—	$2,838
Chairman of the Board and	2004	$287,500	$90,000	—	$4,060
Chief Executive Officer	2003	$250,000	$160,333	—	$2,600

Neil Bradford	2005	$250,000	$188,850	30,000	$6,300
President, Americas	2004	$242,500	$85,295	30,000	$6,500
	2003	$208,333	$111,291	58,000	$2,836

Charles Chang(2)	2005	$250,000	$152,831	—	—
President, Asia Pacific	2004	$71,023	$37,500	75,000	—

Robert W. Davidson(3)	2005	$249,843	$37,413	30,000	$52,619
President, EMEA	2004	$246,345	$84,133	30,000	$35,909
	2003	$224,845	$93,970	27,000	$12,863

Brian E. Kardon	2005	$212,500	$87,472	20,000	$6,300
Chief Marketing and Strategy Officer	2004	$208,500	$61,222	20,000	$6,500
	2003	$202,000	$112,970	41,000	$6,000

(1)	No named executive officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of his salary and bonus.

(2)	Mr. Chang joined the Company in September 2004 and left the Company subsequent to the end of 2005.

(3)	Foreign currencies are translated into U.S. dollars based on the average exchange rates during the reported fiscal period.

(4)	With the exception of Mr. Davidson, represents our contributions to each of the named executive officer’s 401(K) plans. For Mr. Davidson, represents our contributions to pension plans maintained outside of the United States.

Options Granted and Options Exercised in the Last Fiscal Year
      The following tables set forth certain information about stock options granted to, exercised by, and held by the named executive officers during fiscal 2005.
Option Grants in Last Fiscal Year

Potential
Realizable Value
			% of Total			at Annual Rates
	Number of		Options			of Stock Price
	Securities		Granted to			Appreciation for
	Underlying		Employees	Exercise		Option Term(2)
	Options		in Fiscal	Price	Expiration
Name	Granted		Year	($/Share)(1)	Date	5% ($)	10% ($)

George F. Colony	—		—	—	—	—	—
Neil Bradford	30,000	(1)	2.6%	$14.06	03/30/15	$265,176	$671,955
Charles Chang	—		—	—	—	—	—
Robert W. Davidson	30,000	(1)	2.6%	$14.06	03/30/15	$265,176	$671,955
Brian E. Kardon	20,000	(1)	1.8%	$14.06	03/30/15	$176,784	$446,970

(1)	The exercise price of the options granted is equal to the fair market value of our common stock on the date of grant. The options granted to the named executive officers were performance-based, with vesting determined based upon achievement of defined performance objectives relating to earnings per share. The options could vest over two or three years, depending on performance, or the option shares could be forfeited if the defined performance objectives are not met. Based on actual results for fiscal 2005, 50% of the option shares become exercisable on the first anniversary of the option grant date, and the remaining 50% become exercisable on the second anniversary of the option grant date. The options become exercisable in full upon a change of control.

(2)	The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock, the holder’s continued employment through the option period, and the date on which the options are exercised.
Aggregated Option Exercises in 2005 and
Fiscal Year-end Option Values

			Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares	Value	Options at Fiscal Year-End:		at Fiscal Year-End ($)(1):
	Acquired on	Realized
Name	Exercise	(2)	Exercisable	Unexercisable	Exercisable	Unexercisable

George F. Colony	—	—	—	300	—	—
Neil Bradford	23,000	$154,556	102,916	84,050	$86,888	$261,963
Charles Chang	—	—	18,750	56,250	$32,250	$96,750
Robert W. Davidson	7,000	$50,060	61,250	68,750	$88,988	$203,763
Brian E. Kardon	6,000	$42,195	22,500	52,500	$57,825	$154,925

(1)	Based on the market price of $18.75 per share, which was the closing price per share of our common stock on the NASDAQ National Market on the last trading day of fiscal 2005, less the option exercise price per share.

(2)	Represents the difference between the fair market value of the shares on the date of exercise and the exercise price.
Employment and Severance Agreements
      In March 2006, our Dutch subsidiary entered into an agreement with Robert Davidson regarding his termination of employment. Pursuant to the March 2006 agreement, Mr. Davidson will receive a severance payment in the amount of 227,802 euros, payable within one month after his employment terminates, in the form of a lump sum payment or an annuity, at Mr. Davidson’s election in accordance with the agreement. Mr. Davidson’s employment is scheduled to terminate on June 30, 2006.
Equity Compensation Plan Information
      The following table provides information as of December 30, 2005, the last business day of fiscal 2005, about our equity compensation plans that were in effect during fiscal 2005.

Number of Securities
	Number of Securities	Weighted-Average	Remaining Available for
	to Be Issued Upon	Exercise Price of	Future Issuance under
	Exercise of	Outstanding	Equity Compensation Plans
	Outstanding Options,	Options, Warrants	(Excluding Securities
	Warrants and Rights	and Right	Reflected in Column (a))

Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	5,251,470	$20.85	2,162,207	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	5,251,470	$20.85	2,162,207	(2)

(1)	The approved plans are Forrester’s 1996 Amended and Restated Equity Incentive Plan (the “1996 Plan”), 1996 Amended and Restated Stock Option Plan for Non-Employee Directors, and 1996 Employee Stock Purchase Plan, as amended.

(2)	Of these shares available for issuance, all those available under the 1996 Plan may be issued as restricted stock. We have never awarded any shares of restricted stock under the 1996 Plan. If and when Forrester’s 2006 Equity Incentive Plan and 2006 Stock Option Plan for Directors are adopted by the stockholders (see Proposals 2 and 3 below), no further shares would be available for issuance under the 1996 Plan or the 1996 Amended and Restated Stock Option Plan for Non-Employee Directors.
Report of the Compensation and Nominating Committee of the Board of Directors
      The Compensation and Nominating Committee is responsible, among other things, for reviewing the compensation of Forrester’s directors, the chief executive officer and other executive officers, and administering Forrester’s stock plans. The members of the committee are Messrs. Galford and Welles, both of whom are independent directors under the applicable standards of the NASDAQ Stock Market, and neither of whom is or ever has been an executive officer or employee of Forrester.
      Forrester’s culture emphasizes certain key values — including client service, quality, and creativity — that it believes are critical to its continued growth. To encourage achievement of these key values, Forrester places great emphasis on individual excellence, and employees at all levels, as well as executive officers, are encouraged to take initiative and lead individual projects that enhance Forrester’s effectiveness. Forrester’s compensation philosophy bases cash compensation on individual achievement, teamwork, and Forrester’s short-term performance. This philosophy seeks to align employees’ incentives with Forrester’s objective of enhancing stockholder value over the longer term through long-term incentives, which historically have been principally in the form of stock options vesting over time. Compensation packages are also designed to be competitive with other companies in the industry so that Forrester can continue to attract, retain, and motivate key employees who are critical to the long-term success of Forrester.

      Compensation for Forrester’s executive officers in 2005 consisted of three principal components: base salary, cash bonuses, and stock options.
      Base Salary. Base salaries of executive officers were determined by evaluating the responsibilities of the position, the experience and performance of the individual, and formal and informal industry comparisons.
      Cash Bonuses. Cash bonuses were determined based upon performance against individual and team goals and were funded based on Forrester’s overall performance against key business objectives.
      Stock Options. The principal equity component of executive compensation historically has been in the form of stock options granted under Forrester’s equity incentive plan. Stock options generally will be granted when an executive joins Forrester, with additional options granted from time to time for promotions and performance. The Compensation and Nominating Committee believes that stock option participation helps to motivate and retain executives and also aligns management’s incentives with long-term stock price appreciation. In determining the size and nature of stock-based awards for 2005, the Compensation and Nominating Committee considered formal and informal surveys of companies in similar businesses, recognizing that equity compensation is a key retention incentive in a company, like Forrester, that relies heavily on the quality of its executives and analysts. In order to better align management’s stock-based compensation with the interests of stockholders, stock options granted to executive officers in 2005 were principally performance-based, with vesting and the vesting schedule keyed to achievement of pro forma earnings per share targets.
      Mr. Colony’s compensation package in 2005 as Chief Executive Officer consisted of base salary, cash bonus, and the same executive and employee benefit programs as those in which other executives participate. In deciding the size of Mr. Colony’s cash bonus target relative to his total cash compensation, the committee considered Forrester’s performance, including revenues, operating income, bookings, and agreement value, although no single factor was more important than any other in determining Mr. Colony’s cash bonus target or overall compensation. Mr. Colony’s cash bonus was funded based on Forrester’s overall performance against key business objectives. Given Mr. Colony’s significant ownership of Forrester common stock, the committee did not grant stock options to Mr. Colony in 2005.
      Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain executive officers in excess of $1 million unless the compensation is performance based. To the extent consistent with its performance goals, it is Forrester’s policy to structure compensation arrangements with its executive officers to preserve the deductibility of that compensation in light of Section 162(m).

Robert M. Galford
Michael H. Welles

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
      The Board of Directors has appointed an Audit Committee composed of three non-employee directors: Messrs. Hornig (Chairman), Broeders, and Welles. Each of the members of the Audit Committee is “independent” as defined under the NASDAQ Stock Market listing standards. The Board has determined that Mr. Hornig is an “audit committee financial expert” under applicable rules of the Securities and Exchange Commission, and the members of the Audit Committee satisfy the NASDAQ financial literacy standards.
      The Audit Committee is responsible for providing independent oversight of Forrester’s accounting functions and internal controls. The Audit Committee oversees Forrester’s financial reporting process on behalf of the Board of Directors, reviews financial disclosures, and meets privately, outside of the presence of management, with Forrester’s internal auditor and with the independent registered public accounting firm. The Audit Committee also selects and appoints the independent registered public accounting firm, reviews the performance of the independent registered public accounting firm, and reviews the independent registered public accounting firm’s fees. The Audit Committee operates under a written charter adopted by the Board of Directors.
      In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed Forrester’s audited financial statements for the fiscal year ended December 31, 2005 with Forrester’s management and with BDO Seidman, LLP, Forrester’s independent registered public accounting firm. The Audit Committee also discussed with BDO Seidman, LLP the matters required by Statement of Auditing Standards No. 61, as amended, “Communications with Audit Committees”. This included a discussion of the independent registered public accounting firm’s judgments as to the quality, not just the acceptability, of Forrester’s accounting principles, and such other matters as are required under the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee also received the written disclosures and letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee discussed the independence of BDO Seidman, LLP with that firm.
      Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS

George R. Hornig, Chairman
Henk W. Broeders
Michael H. Welles

STOCK PERFORMANCE GRAPH
      Set forth below is a line graph comparing the cumulative total return on our common stock to the cumulative total return on the NASDAQ Stock Market Index of U.S. Companies and the Russell 2000 index for the period commencing December 31, 2000 and ending on December 31, 2005. The chart data assumes in each case that $100 was invested on December 31, 2000 and that all dividends were reinvested. The stock performance graph is not necessarily indicative of future stock performance.
Comparison of Cumulative Total Returns

	12/31/00	12/29/01	12/31/02	12/31/03	12/31/04	12/31/05

Forrester Research	$100.00	$40.23	$31.10	$35.46	$35.84	$37.45

Nasdaq Stock Market (US Companies)	$100.00	$79.32	$54.84	$81.99	$89.22	$91.12

Russell 2000	$100.00	$101.03	$79.23	$115.18	$134.75	$139.23

OTHER INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act requires our officers and directors, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than 10% beneficial stockholders are required by SEC regulation to furnish to us copies of all Forms 3, 4 and 5 they file. Based solely on our review of copies of such forms which we received, we believe that all of our officers, directors, and greater than 10% beneficial owners complied on a timely basis with all filing requirements with respect to transactions during fiscal 2005.
Certain Relationships and Related Transactions
      Registration Rights and Non-Competition Agreement. At the time of our initial public offering, we entered into a registration rights and non-competition agreement with Mr. Colony which provides that if Mr. Colony’s employment with us is terminated he will not compete with us for the one year period after the date of such termination. The agreement also provides that in the event we propose to file a registration statement under the Securities Act of 1933, as amended, with respect to an offering by us for our own account or the account of another person, or both, Mr. Colony shall be entitled to include shares held by him in such a registration, subject to the right of the managing underwriter of any such offering to exclude some or all of such shares from such registration if and to the extent the inclusion of the shares would adversely affect the marketing of the shares to be sold by us. The agreement also provides that Mr. Colony may require us to register shares under the Securities Act with a fair market value of at least $5 million, except that we are not required to effect such registration more than twice or at certain times described in the agreement. The agreement also provides that we will pay all expenses incurred in connection with such registration.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      BDO Seidman, LLP audited our financial statements for the fiscal year ended December 31, 2005. We expect that representatives of BDO Seidman, LLP will attend the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions. The Audit Committee of our Board of Directors has selected BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.
Replacement of Independent Registered Public Accounting Firm in 2004
      On April 7, 2004, our Audit Committee dismissed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm. On that date, our Audit Committee selected BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2004.
      Deloitte’s report on our consolidated financial statements for the year ended December 31, 2003 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. Deloitte’s report contained explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, and the application of procedures relating to certain disclosures of financial statement amounts related to the 2001 financial statements that were audited by other auditors who have ceased operations. During the year ended December 31, 2003 and through the dismissal date, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte’s satisfaction, would have caused it to make reference to the subject matter in connection with its report on our consolidated financial statements for such years. There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.
      We provided Deloitte with a copy of the foregoing disclosures at the time that we filed a Form 8-K reporting the dismissal. A letter from Deloitte addressed to the Securities and Exchange Commission that was included with the Form 8-K and which states that Deloitte agreed with the foregoing disclosure is incorporated by reference as Exhibit 16 to our 2005 Annual Report on Form 10-K.
Independent Registered Public Accounting Firm’s Fees and Other Matters
      The following table presents the aggregate fees billed for services rendered by BDO Seidman, LLP and its affiliates for the fiscal years ended December 31, 2005 and December 31, 2004.

	Fiscal 2005	Fiscal 2004

Audit Fees	$405,030	$398,149
Audit-Related Fees	9,000	2,500
Tax Fees	4,487	4,274
All Other Fees	—	—
Total Fees	$418,517	$404,923

Audit Fees
      These are fees related to professional services rendered by the principal accountant in connection with the audits of our annual financial statements and our internal controls over financial reporting, the reviews of the interim financial statements included in each of our quarterly reports on Form 10-Q, international statutory audits, and review of other SEC filings.

Audit Related Fees
      These fees are for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of our financial statements, primarily for accounting consultations.

Tax Fees
      These are fees billed for professional services related to tax compliance and tax consulting services.

Audit Committee’s Pre-Approval Policy and Procedures
      During 2003, the Audit Committee of our Board of Directors adopted a policy for the pre-approval of audit and permissible non-audit services for the purpose of maintaining the independence of our independent registered public accounting firm. We may not engage our independent registered public accounting firm to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or by the Chairman pursuant to delegated authority. At each regularly scheduled meeting of the Audit Committee, management or a representative of the independent registered public accounting firm must report to the Audit Committee summarizing the services provided by the independent registered public accounting firm, including the fees charged for the services, listing newly pre-approved services since the last regularly scheduled meeting, and an updated projection for the current year of the estimated annual fees to be paid to the independent registered public accounting firm for all pre-approved audit and permissible non-audit services.
PROPOSAL TWO: APPROVAL OF THE FORRESTER RESEARCH, INC. 2006 EQUITY
INCENTIVE PLAN
      On March 31, 2006, the Compensation and Nominating Committee of the Board of Directors (the “Committee”) approved and recommended to the Board of Directors, and the Board of Directors adopted effective upon stockholder approval and recommends that you approve, the Forrester Research, Inc. 2006 Equity Incentive Plan (the “2006 Plan”).
      As of April 3, 2006, 1,356,307 shares remained available for grant under the Company’s 1996 Amended and Restated Equity Incentive Plan (“1996 Plan”). Upon adoption of the 2006 Plan by the Stockholders, the expiring 1996 Plan will be terminated and no further awards will be granted or issued thereunder.
      The following is a summary of the material features of the 2006 Plan. It may not contain all of the information important to you. We urge you to read the entire 2006 Plan, a copy of which appears as Exhibit A to this Proxy Statement.
DESCRIPTION OF THE 2006 PLAN
      The Board believes that the success of Forrester depends, in large part, on the ability of Forrester to attract, retain and motivate key personnel. Accordingly, the Board firmly believes that adoption of the 2006 Plan, a broad-based equity compensation program, as more fully described below, is a necessary retention tool that is in the best interests of Forrester and its stockholders.
      The 2006 Plan will become effective on the date of its approval by the stockholders and will terminate when there are no remaining shares available for Awards. No Awards may be made under the 2006 Plan after the tenth anniversary minus one day of the effective date of its adoption and approval. The maximum number of shares of common stock that may be delivered in satisfaction of Awards made under the 2006 Plan shall be 4,350,000 plus the number (not to exceed 2,500,000) of returned 1996 Plan shares. 1996 Plan shares will be considered “returned” if on the date the 2006 Plan is approved by stockholders they were subject to outstanding awards granted under that plan and (i) in the case of restricted stock awards are thereafter forfeited, or (ii) in all other cases, are satisfied or exercised, or terminate or expire, on or after that approval date without the delivery of the shares.

      Shares delivered under the 2006 Plan may consist of either authorized but unissued shares or treasury shares. For purposes of calculating the maximum number of shares that may be delivered in satisfaction of Awards made under the 2006 Plan, such maximum will be determined net of any shares (i) withheld by Forrester in payment of the exercise price of an Award or in satisfaction of tax withholding with respect to an Award, (ii) awarded under the 2006 Plan as restricted stock but subsequently forfeited, or (iii) subject to an Award that is exercised or satisfied, or terminates or expires, without the delivery of such shares. In the event of a stock dividend, stock split or other change in our capital structure, the Administrator will make appropriate adjustments to the limits described above and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards, any exercise prices relating to Awards and any other provisions of awards affected by the change. The Administrator may also make similar adjustments to take into account other distributions to stockholders or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the 2006 Plan and to preserve the value of awards.
      The maximum number of shares of common stock for which stock options may be granted to any person in any calendar year and the maximum number of shares of common stock subject to stock appreciation rights (“SARs”) granted to any person in any calendar year will each be 1,000,000. The maximum number of shares that will be paid to any person under other awards in any calendar year will be 1,000,000.
      The maximum number of shares that may be issued under the 2006 Plan represents approximately 20% percent of the total number of shares of Forrester common stock outstanding on April 3, 2006, excluding treasury shares. Approximately 5,345,340 shares remained issuable in connection with outstanding awards under prior Forrester plans, including the 1996 Plan and the 1996 Amended and Restated Stock Option Plan for Non-employee Directors Plan (“1996 Directors Plan”). The total number of shares issuable in connection with outstanding awards under prior Forrester plans, added together with shares issuable under the proposed 2006 Plan and the proposed 2006 Stock Option Plan for Directors (as described in Proposal Three: Approval of 2006 Stock Option Plan for Directors” below), represent approximately 48% of Forrester’s outstanding shares on April 3, 2006.
      Administration. The Compensation and Nominating Committee of the Board of Directors (“Administrator”) will administer the 2006 Plan. The Administrator has full authority to determine who will receive Awards and to determine the types of Awards to be granted as well as the amounts, terms, and conditions of any awards. Awards may be in the form of options, SARs, restricted or unrestricted stock, restricted or unrestricted stock units, or performance awards (collectively, “Awards”). The Administrator has the right to determine any questions that may arise regarding the interpretation and application of the provisions of the 2006 Plan and to make, administer, and interpret such rules and regulations as it deems necessary or advisable. To the extent permitted by law and the terms of the 2006 Plan, the Administrator may, in its discretion, delegate its duties, powers, and rights under the 2006 Plan to one or more of its members or officers of the Company. Determinations of the Administrator and its delegates made under the 2006 Plan are conclusive and bind all parties.
      Eligibility. Key employees of, and consultants and advisors to, Forrester are eligible to be granted Awards under the 2006 Plan, except that incentive stock options may only be granted to employees of Forrester and its subsidiaries. As of March 31, 2006, the group of persons from whom the Administrator will select participants consists of approximately 700 individuals.

Types of Awards.
      Stock Options. The Administrator may from time to time award options to any participant subject to the limitations described above. Stock options give the holder the right to purchase shares of Forrester common stock within a specified period of time at a specified price. The 2006 Plan provides for the grant of two types of options: incentive stock options (“ISOs”), which are subject to special tax treatment as described below, and nonstatutory stock options (“NSOs”).
      The exercise price of both an ISO and NSO granted under the 2006 Plan may not be less than the fair market value of Forrester common stock on the date the option is granted. In addition, the expiration date of an ISO cannot be more than ten years after the date of the original grant. The Administrator will determine all other terms and conditions related to the exercise of an option, including the consideration to be paid, if any, for the grant of the option, the time at which options may be exercised and conditions related to the exercise of options.
      The option exercise price is payable in cash or check acceptable to the Administrator. The Administrator may, in its discretion, also permit optionees to make payment in common stock of Forrester having a fair market value equal to the option exercise price, or subject to certain conditions, using a broker-assisted “cashless exercise” program.
      All unexercised options terminate not later than after a certain number of years as determined by the Committee. The maximum term of an ISO may not be longer than ten years. Except as otherwise provided in the 2006 Plan and the applicable award agreement, vested options generally must be exercised within three months of the cessation of a participant’s employment with Forrester.
      The closing price of Forrester common stock as reported on the NASDAQ National Market on March 31, 2006 was $22.32 per share.
      Stock Appreciation Rights. The 2006 Plan permits the Administrator to grant SARs. A SAR entitles the holder, upon exercise, to receive an amount in Forrester common stock, or cash, or a combination thereof, determined by reference to appreciation from and after the date of grant in the base price of a share of Forrester common stock, which may not be less than such share’s fair market value on the date of grant.
      Restricted Stock; Stock Unit Awards. Under the 2006 Plan, the Administrator may grant nontransferable shares of restricted or unrestricted common stock and restricted or unrestricted stock unit awards. A stock award is an award of shares of Forrester common stock, while a stock unit award entitles the recipient to the future delivery of shares of common stock or an amount of equivalent value. Stock unit awards may be settled in shares, cash or a combination thereof. Awards of restricted stock and unrestricted stock may be made in exchange for past services or other lawful consideration. Generally, awards of restricted stock and restricted stock unit awards are subject to the requirement that the shares or award be forfeited or resold to Forrester unless specified conditions, such as continued employment and/or achievement of performance goals, are met. Subject to these restrictions, conditions and forfeiture provisions, any recipient of an award of restricted stock will have all the rights of a stockholder of Forrester, including the right to vote the shares and to receive dividends. Other Awards under the 2006 Plan may also be settled with restricted stock.
      Performance Awards. The Administrator may also make Awards subject to the satisfaction of specified performance criteria (“Performance Awards”). Performance Awards may consist of stock options, SARs, restricted stock or restricted stock units. The performance criteria used in connection with a particular Performance Award will be determined by the Administrator. In the case of Performance Awards intended to qualify for exemption under Section 162(m) of the Internal Revenue Code, the Administrator will use objectively determinable measures of performance in accordance with Section 162(m) that are based on any or any combination of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. Any of the foregoing performance criteria and any targets set by the Administrator with respect to those criteria need not be based upon an increase, a positive or improved result or avoidance of loss. In addition, to the extent that an event, such as an acquisition or disposition, occurs during the period related to a Performance Award that affects one or more of the performance criteria, the Administrator may adjust the performance criteria in an objectively determinable manner to reflect such events. Such adjustments will be made only to the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m). The

Administrator will determine whether the performance targets or goals that have been chosen for a particular Performance Award have been met.
      General Provisions Applicable to All Awards. Neither ISOs, nor, except as the Administrator may otherwise determine or provide in an Award, any other Award may be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of a participant an ISO is exercisable only by the recipient. Other Awards may be transferred during the recipient’s lifetime, but only on a gratuitous basis and only to the extent, if any, permitted by the Administrator.
      Treatment of Awards in Connection with Certain Transactions. The 2006 Plan provides that, in the event of (i) a consolidation, merger, or similar transaction or series of transactions in which Forrester is not the surviving corporation or which results in the acquisition by a person or entity or by a group of persons or entities acting together of substantially all of Forrester’s common stock, (ii) a sale of all or substantially all the assets of Forrester, or (iii) a complete liquidation or dissolution of Forrester, the following rules will apply unless otherwise provided in an Award:

•	If there is a surviving or acquiring entity, the Administrator may arrange to have that entity (or an affiliate) assume some or all outstanding Awards or grant substitute Awards. Any such assumption or substitution of a stock option or SAR exempt from the requirements of Section 409A of the Code will be accomplished in a manner that preserves such exemption.

•	If the transaction involves a payment to Forrester stockholders (whether cash, non-cash, or some combination of the two), the Administrator may provide for a “cash-out” payment with respect to some or all Awards or portions thereof. With respect to each affected Award, the “cash-out” payment will be equal to the excess, if any, of the fair market value of one share of Forrester common stock multiplied by the number of shares of stock subject to the Award or portion thereof over the aggregate exercise or purchase price (if any) of the Award or portion thereof.

•	Regardless of whether there is a surviving or acquiring entity, if the transaction does not involve an assumption or substitution of Awards or a “cash-out” payment, all Awards requiring exercise will become fully exercisable and the delivery of shares deliverable under a stock unit award will be accelerated prior to the completion of the transaction on a basis that gives participants a reasonable opportunity, as determined by the Administrator to participate in the transaction as a stockholder.

•	Existing Awards, unless assumed, will terminate upon completion of the transaction.
      The Administrator may require that any amounts delivered, exchanged or otherwise paid with respect to a “cash-out” or acceleration of an outstanding Award contain restrictions as it deems appropriate to reflect any performance or other vesting conditions to which the Award was subject. In the case of restricted stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such stock be placed in escrow or otherwise made subject to restrictions.
      Amendment and Termination. The Administrator may amend the 2006 Plan or any outstanding Award at any time or times for any purpose which may at the time be permitted by law, and may at any time terminate the 2006 Plan as to any future grants of Awards. The Administrator may not, however, alter the terms of an Award so as to affect adversely the participant’s rights under an Award without the participant’s consent, unless the Administrator expressly reserved the right to do so at the time of the Award.
2006 PLAN BENEFITS
      The future benefits or amounts that would be received under the 2006 Plan by executive officers and non-executive officer employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts which would have been received by or allocated to such persons for the last completed fiscal year if the plan had been in effect cannot be determined.

FEDERAL TAX EFFECTS
      The following discussion summarizes certain United States federal income tax consequences of the issuance and receipt of options under the 2006 Plan and the 2006 Directors Plan (as described in “Proposal Three: Approval of 2006 Stock Option Plan for Directors” below) under the law as in effect on the date of this proxy statement. The 2006 Plan provides for the grant of both ISOs and NSOs, as well as other Awards; the 2006 Directors Plan provides only for the grant of NSOs. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the 2006 Plan or the 2006 Directors Plan, nor does it cover state, local or non-U.S. taxes.
      ISOs. An optionee realizes no taxable income upon the grant or, for regular tax purposes, upon the exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to Forrester) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which Forrester is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which Forrester is not entitled to a deduction.
      NSOs. In general, in the case of an NSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to Forrester; and upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which Forrester is not entitled to a deduction.
      In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NSO. ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.
      The Administrator may award stock options that are exercisable for restricted stock. Under Section 83 of the Code, an optionee who exercises a nonqualified stock option for restricted stock will generally have income only when the stock vests, equal to the fair market value of the stock at that time less the exercise price. However, the optionee may make a so-called “83(b) election” in connection with the exercise to recognize taxable income at the time of exercise. Assuming no other applicable limitations, the amount and timing of the deduction available to Forrester will correspond to the income recognized by the optionee. In the case of an optionee who exercises an incentive stock option for restricted stock, the tax consequences described above with respect to the exercise of incentive stock options will apply except that (i) the optionee will have no alternative minimum taxable income associated with the exercise until the stock vests, unless the optionee makes a timely “83(b) election,” and (ii) in the event of a disqualifying disposition, the ordinary income recognized by reason of the disposition and Forrester’s corresponding deduction will be measured by reference to the fair market value of the stock at the time the stock vested.
      Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of Awards in connection with a change in control of Forrester may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of Awards under the 2006 Plan, may be subject to an additional 20% federal tax and may be nondeductible to Forrester.
      The foregoing description of tax consequences assumes that options awarded under the Plan will also qualify for exemption from the rules applicable to nonqualified deferred compensation under Section 409A of the Code, which could otherwise result in acceleration of income and additional tax to the holders of awards. Under currently proposed guidance under Section 409A of the Code, the exemption from Section 409A should be available to both incentive stock options and nonqualified stock options granted under the 2006 Plan and the 2006 Directors Plan. Options under the 2006 Plan should also be able to qualify as performance-based awards not subject to the deduction limitation under Section 162(m) of the Code. Where applicable, Section 162(m) limits the deduction for compensation payable to certain executive officers of Forrester.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO ADOPT THE FORRESTER RESEARCH, INC. 2006 EQUITY INCENTIVE PLAN.
PROPOSAL THREE: APPROVAL OF 2006 STOCK OPTION PLAN FOR DIRECTORS
      On March 31, 2006, the Compensation and Nominating Committee of the Board of Directors (the “Committee”) approved and recommended to the Board of Directors, and the Board of Directors adopted and recommended that you approve, the Forrester Research, Inc. 2006 Stock Option Plan for Directors (the “2006 Directors Plan”).
      As of April 3, 2006, 154,000 shares remained available for grant under Forrester’s 1996 Stock Option Plan for Non-Employee Directors (“1996 Directors Plan”). Upon adoption of the 2006 Directors Plan by the Stockholders, the expiring 1996 Directors Plan will be terminated and no further awards will be granted or issued thereunder.
      The following is a summary of the material features of the 2006 Directors Plan. It may not contain all of the information important to you. We urge you to read the entire 2006 Directors Plan, a copy of which appears as Exhibit B to this Proxy Statement.
DESCRIPTION OF THE 2006 DIRECTORS PLAN
      The Plan has been established to advance the interests of Forrester and its affiliated companies by providing for the grant of stock options to non-employee directors.
      The 2006 Directors Plan will become effective on the date of its approval by the stockholders and will terminate when there are no remaining shares available for awards. A maximum of 450,000 shares of common stock may be delivered in satisfaction of Awards made under the 2006 Directors Plan.
      Shares delivered under the 2006 Directors Plan may consist of either authorized but unissued or treasury shares. The number of shares delivered upon exercise of an Award is determined net of any shares transferred by the optionee to Forrester (including through the holding back of shares that would otherwise have been deliverable upon exercise) in payment of the exercise price. In the event of a stock dividend, stock split or other change in our capital structure, the Administrator will make appropriate adjustments to the limit described above and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards, any exercise prices relating to Awards and any other provisions of awards affected by the change. The Administrator may also make similar adjustments to take into account other distributions to stockholders or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the 2006 Directors Plan and to preserve the value of Awards.
      The maximum number of shares that may be issued under the 2006 Directors Plan represents approximately 2% percent of the total number of shares of Forrester common stock outstanding on April 3, 2006, excluding treasury shares. Approximately 5,345,340 shares remained issuable in connection with outstanding awards under prior Forrester plans, including the 1996 Plan and the 1996 Directors Plan. The total number of shares issuable under prior Forrester plans, added together with shares issuable under the proposed 2006 Directors Plan and the 2006 Plan (as described in “Proposal Two: “Approval of the 2006 Forrester Research, Inc. 2006 Equity Incentive Plan” above), represent approximately 48% of Forrester’s outstanding shares on April 3, 2006.
      Administration. The Compensation and Nominating Committee of the Board of Directors (“Administrator”) will administer the 2006 Directors Plan. The Administrator has full authority to determine who will receive stock options as well as the amounts, terms, and conditions of any stock options. The Administrator has the right to determine any questions that may arise regarding the interpretation and application of the provisions of the 2006 Directors Plan and to make, administer, and interpret such rules and regulations as it deems necessary or advisable. The Administrator may, under the terms of the 2006 Plan, delegate ministerial tasks to such persons as it deems appropriate. Determinations of the Administrator and its delegates made under the 2006 Directors Plan are conclusive and bind all parties.
      Eligibility. Only directors who are not present or former employees of Forrester or of any subsidiary of Forrester are eligible to participate in the 2006 Directors Plan. The group of persons eligible for Awards under the 2006 Directors Plan consists of five individuals.
      Stock Options. The Administrator may from time to time award options to any participant subject to the limitations described above. Stock options give the holder the right to purchase shares of Forrester common stock within a specified period of time at a specified price. The 2006 Directors Plan provides for the grant of two types of stock option awards: Automatic Awards (including Annual Awards and Interim Awards) and Discretionary Awards (collectively, “Awards”).
      Automatic Awards. Beginning with the annual meeting at which the 2006 Directors Plan is approved by the stockholders, and on the date of each subsequent annual meeting, each eligible non-employee director, including any non-employee director who is elected to the Board on that date but not including any individual who ceases to be a member of the Board on that date, will receive an Annual Award that entitles him or her to acquire 12,500 shares of Forrester common stock. A person who becomes a non-employee director between annual meetings will receive an Interim Award that entitles him or her to acquire 6,000 shares of Forrester common stock.
      Discretionary Awards. The Committee also has the authority to award non-employee directors Discretionary Awards that entitles him or her to acquire shares of Forrester common stock in such amounts and on such terms not inconsistent with the 2006 Directors Plan as it shall determine at the time of the Award.
      The exercise price of an Automatic or Discretionary Award granted under the 2006 Directors Plan may not be less than the fair market value of Forrester’s common stock on the date the option is granted. In addition, the expiration date of an Automatic Award cannot be more than ten years after the date of original grant. Automatic Annual Awards vest as to 25% of the Forrester shares subject to each Award on each of the first, second, third and fourth anniversaries of the date of grant, and Automatic Interim Awards vest as to 25% of the shares subject to each award on the date of grant and on each of the first, second and third anniversaries of the date of grant. In the case of Discretionary Awards, the exercise price and the expiration date are determined in the discretion of the Administrator. The Administrator will determine all other terms and conditions related to the exercise of an option, including the consideration to be paid, if any, for the grant of the option, the time at which options may be exercised and conditions related to the exercise of options.
      The option exercise price is payable in cash or check acceptable to the Administrator. The Administrator may, in its discretion, also permit optionees to make payment in common stock of Forrester having a fair market value equal to the option exercise price, or subject to certain conditions, using a broker-assisted “cashless exercise” program.
      The closing price of Forrester common stock as reported on the NASDAQ National Market on March 31, 2006 was $22.32 per share.
      General Provisions Applicable to All Awards. Neither Automatic nor Discretionary Awards may be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution; however, the Administrator may permit an optionee to transfer any or all of his or her stock options in a gratuitous transfer to a family member or a family trust, family partnership or similar entity. During the life of a participant, as the Administrator may provide, Automatic and Discretionary Awards are exercisable only by the recipient.
      Treatment of Awards in Connection with Certain Transactions. The 2006 Directors Plan provides that, in the event of (i) a consolidation, merger, or similar transaction or series of transactions in which Forrester is not the surviving corporation or which results in the acquisition by a person or entity or by a group of persons or entities acting together of substantially all of Forrester’s common stock, (ii) a sale of all or substantially all the assets of Forrester, or (iii) a complete liquidation or dissolution of Forrester, the following rules will apply unless otherwise provided in an Award:
      If there is a surviving or acquiring entity, the Administrator may arrange to have that entity (or an affiliate) assume some or all outstanding Automatic and Discretionary Awards or grant substitute Awards to any participant who will continue to provide services to the surviving or acquiring entity.

•	If the transaction involves a payment to Forrester stockholders (whether cash, non-cash, or some combination of the two), the Administrator may provide for a “cash-out” payment with respect to some or all Awards. With respect to each affected Award, the “cash-out” payment will be equal to the excess, if any, of the fair market value of one share of Forrester common stock subject to the Automatic or Discretionary Award multiplied by the number of shares of stock subject to the Automatic or Discretionary Award over the aggregate exercise or purchase price (if any) of the Automatic or Discretionary Award.

•	Regardless of whether there is a surviving or acquiring entity, if the transaction does not involve an assumption or substitution of Awards or a “cash-out” payment, all Automatic or Discretionary Awards will become fully exercisable prior to the completion of the transaction on a basis that gives participants a reasonable opportunity, as determined by the Administrator, to participate in the transaction as a stockholder.

•	Existing Automatic or Discretionary Awards, unless assumed, will terminate upon completion of the transaction.
      The Administrator may require that any amounts delivered, exchanged or otherwise paid with respect to a “cash-out” or acceleration of an outstanding Automatic or Discretionary Award contain restrictions as it deems appropriate to reflect any performance or other vesting conditions to which the Award was subject.
      Termination of Service. When a non-employee director ceases for any reason to be a member of the Forrester Board of Directors, all Automatic Awards and, unless otherwise provided in the terms of the Award, all Discretionary Awards then held by the non-employee Director that have not already vested will immediately terminate. In the case of all Automatic and Discretionary Awards that have vested as of the date the non-employee terminates his or her service with the Board, the director will have a period of three (3) months or until the last day of the applicable ten-year term, if earlier, to exercise those options. In the event that termination of service is due to the death of the non-employee director, the estate of the director shall have the lesser of one-year or the date the options would otherwise expire to exercise those options.
      Amendment and Termination. The Administrator may amend the 2006 Directors Plan or any outstanding Award at any time or times for any purpose which may at the time be permitted by law, and may at any time terminate the 2006 Directors Plan as to any future grants of Awards. The Administrator may not, however, alter the terms of an Award so as to affect adversely the participant’s rights under an Award without the participant’s consent, unless the Administrator expressly reserved the right to do so at the time of the Award.
2006 DIRECTOR PLAN BENEFITS
      Plan Benefits. The following table sets forth information with respect to the options that will be granted under the 2006 Directors Plan to eligible directors immediately after the 2006 Annual Meeting of

Stockholders. As discussed above, executive officers and other employees are not eligible to participate in the 2006 Directors Plan.

Number of Shares Subject to
Options Granted Under the
Director	2006 Directors Plan

Henk W. Broeders	12,500
Robert M. Galford	12,500
George R. Hornig	12,500
Gretchen Teichgraeber	12,500
Michael H. Welles	12,500
Non-Executive Director Group	62,500
FEDERAL TAX EFFECTS
      For a discussion of certain United States federal income tax consequences applicable to stock options granted under the 2006 Directors Plan under the law as in effect on the date of this proxy statement, please refer to the section entitled “Federal Tax Effects” in “Proposal Two: Approval of the Forrester Research, Inc. 2006 Equity Incentive Plan” above.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE PROPOSAL TO ADOPT THE FORRESTER RESEARCH, INC.
2006 STOCK OPTION PLAN FOR DIRECTORS.
STOCKHOLDER PROPOSALS
      Stockholder proposals to be considered at the Annual Meeting of Stockholders in 2007 must be received by December 6, 2006 to be considered for inclusion in our proxy materials for that meeting.
      Stockholders who wish to make a proposal at the 2007 annual meeting, other than proposals included in our proxy materials, must notify us between February 7, 2007 and March 9, 2007. If the stockholder does not notify us by March 9, 2007, the proxies will have discretionary authority to vote on a stockholder’s proposal brought before the meeting.
OTHER BUSINESS
      The Board of Directors has no knowledge of any other matter that may come before the annual meeting and does not, itself, currently intend to present any other such matter. However, if any such other matters properly come before the meeting or any adjournment of the meeting, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.
FORM 10-K
      A copy of our annual report on Form 10-K filed with the Securities and Exchange Commission has been mailed with this proxy statement and is available to stockholders without charge by writing to Forrester Research, Inc., Investor Relations, 400 Technology Square, Cambridge, Massachusetts 02139.

Exhibit A
FORRESTER RESEARCH, INC.
2006 EQUITY INCENTIVE PLAN

1.	DEFINED TERMS
      Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.	PURPOSE
      The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based Awards.

3.	ADMINISTRATION
      The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.	LIMITS ON AWARDS UNDER THE PLAN
      (a) Number of Shares. The number of shares of Stock available for delivery in satisfaction of Awards under the Plan shall be determined in accordance with this Section 4(a).

(1) Subject to Section 7(b), the maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan shall be four million three hundred fifty thousand (4,350,000) plus the number (not to exceed two and one-half million (2,500,000)) of unused Prior Plan shares. For purposes of the preceding sentence, shares of Stock shall be unused Prior Plan shares (i) if they were subject to awards under the Prior Plan, other than restricted stock awards, that were outstanding on the day preceding the Effective Date to the extent such Prior Plan awards are exercised or are satisfied, or terminate or expire, on or after the Effective Date without the delivery of such shares, or (ii) if they were outstanding on the day preceding the Effective Date as restricted stock awards under the Prior Plan and are thereafter forfeited. The number of shares of Stock delivered in satisfaction of an Award shall be, for purposes of the first sentence of this Section 4(a)(1), the number of shares of Stock subject to the Award reduced by the number of shares of Stock (a) withheld by the Company in payment of the exercise price of the Award or in satisfaction of tax withholding requirements with respect to the Award, or (b) awarded under the Plan as Restricted Stock but thereafter forfeited, or (c) made subject to an Award that is exercised or satisfied, or that terminates or expires, without the delivery of such shares.

(2) To the extent consistent with the requirements of Section 422 and with other applicable legal requirements (including applicable stock exchange or Nasdaq requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.
      (b) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.
      (c) Section 162(m) Limits. The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will each be one million (1,000,000). The maximum number of shares subject to other Awards granted to any person in any calendar year will be one million (1,000,000) shares. The foregoing provisions will be construed in a manner consistent with Section 162(m).

5.	ELIGIBILITY AND PARTICIPATION
      The Administrator will select Participants from among those key Employees and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6.	RULES APPLICABLE TO AWARDS
      (a) All Awards

(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting any Award granted hereunder, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2) Term of Plan. No Awards may be made after the tenth anniversary of date of adoption (minus one day), 2016, but previously granted Awards may continue beyond that date in accordance with their terms.

(3) Transferability. ISOs may not be transferred other than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Participant to whom they were awarded, only by that Participant. Other Awards may be transferred during a Participant’s lifetime only on a gratuitous basis and then only to the extent, if any, determined by the Administrator.

(4) Vesting, Etc. The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply: immediately upon the cessation of the Participant’s Employment, each Award requiring exercise that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited, except that:

(A) subject to (B) and (C) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;

(B) all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate; and

(C) all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award.

(5) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(6) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A to the extent applicable.

(7) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

(8) Section 162(m). This Section 6(a)(8) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(8) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this Section 6(a)(8) applies may be granted after the first meeting of the stockholders of the Company held in 2011 until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.
      (b) Awards Requiring Exercise

(1) 409A Exemption. Except as the Administrator otherwise determines, no Award requiring exercise shall have deferral features, or shall be administered in a manner, that would cause such Award to fail to qualify for exemption from Section 409A.

(2) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(3) Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be not less than 100% of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. Fair market value shall be determined by the Administrator consistent with the requirements of Section 422 and Section 409A, as applicable. No such Award, once granted, may be repriced other than in accordance with the applicable stockholder approval requirements of Nasdaq.

(4) Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the requirements of this paragraph. All payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) by delivery to the Company of a promissory note of the person exercising the Award, payable on such terms as are specified by the Administrator, (iii) through a broker-assisted exercise program acceptable to the Administrator, (iv) by other means acceptable to the Administrator, or (v) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.
      (c) Awards Not Requiring Exercise
      Restricted Stock and Unrestricted Stock, whether delivered outright or under Awards of Stock Units or other Awards that do not require exercise, may be made in exchange for such lawful consideration, including services, as the Administrator determines. Any Award resulting in a deferral of compensation subject to Section 409A shall be construed to the maximum extent possible, as determined by the Administrator, consistent with the requirements of Section 409A.

7.	EFFECT OF CERTAIN TRANSACTIONS
      (a) Mergers, etc. Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction:

(1) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor. Any substitution or assumption of a Stock Option or SAR exempt from the requirements of Section 409A shall be accomplished on a basis that preserves such exemption.

(2) Cash-Out of Awards. If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or portions thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of a SAR, the aggregate base price above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.

(3) Acceleration of Certain Awards. If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, each Award requiring exercise will become fully exercisable, and the delivery of shares of Stock deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated and such shares will be delivered, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.

(4) Termination of Awards Upon Consummation of Covered Transaction. Each Award (unless assumed pursuant to Section 7(a)(1) above), other than outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock, subject to Section 7(a)(5) below), will terminate upon consummation of the Covered Transaction.

(5) Additional Limitations. Any share of Stock delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject. In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.
      (b) Change in and Distributions With Respect to Stock

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and the performance-based compensation rules of Section 162(m), where applicable.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.	LEGAL CONDITIONS ON DELIVERY OF STOCK
      The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.	AMENDMENT AND TERMINATION
      The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange or Nasdaq requirements), as determined by the Administrator.

10.	OTHER COMPENSATION ARRANGEMENTS
      The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

11.	MISCELLANEOUS
      (a) Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers
      (b) Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, any Affiliate, nor the Administrator, nor any person acting on behalf of any of them, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code; provided, that nothing in this Section 11(b) shall limit the ability of the Administrator or the Company to provide by separate express written agreement with a Participant for a gross-up payment or other payment in connection with any such tax or additional tax.

EXHIBIT A
Definition of Terms
      The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:
      “Administrator”: The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more officers of the Company the authority to allocate other Awards among such persons (other than officers of the Company) eligible to receive Awards under the Plan as such delegated officer or officers determine consistent with such delegation; provided, that with respect to any delegation described in this clause (iii) the Compensation Committee (or a properly delegated member or members of such Committee) shall have authorized the issuance of a specified number of shares of Stock under such Awards and shall have specified the consideration, if any, to be paid therefor; and (iv) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.
      “Affiliate”: Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) or Section 414(c) of the Code, except that in determining eligibility for the grant of a Stock Option or SAR by reason of service for an Affiliate, Sections 414(b) and 414(c) of the Code shall be applied by substituting “at least 50%” for “at least 80%” under Section 1563(a)(1), (2) and (3) of the Code and Treas. Regs. § 1.414(c)-2; provided, that to the extent permitted under Section 409A, “at least 20%” shall be used in lieu of “at least 50%”; and further provided, that the lower ownership threshold described in this definition (50% or 20% as the case may be) shall apply only if the same definition of affiliation is used consistently with respect to all compensatory stock options or stock awards (whether under the Plan or another plan). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A) apply. Notwithstanding the foregoing provisions of this definition, except as otherwise determined by the Administrator, a corporation or other entity shall be treated as an Affiliate only if its employees would be treated as employees of the Company for purposes of the rules promulgated under the Securities Act of 1933, as amended, with respect to the use of Form S-8.
      “Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Awards (other than Awards described in (i) through (vi) above) that are convertible into or otherwise based on Stock.
      “Board”: The Board of Directors of the Company.
      “Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.
      “Compensation Committee”: The Compensation and Nominating Committee of the Board.
      “Company”: Forrester Research, Inc.

      “Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.
      “Employee”: Any person who is employed by the Company or an Affiliate.
      “Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.
      “ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.
      “Participant”: A person who is granted an Award under the Plan.
      “Performance Award”: An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.
      “Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.
      “Plan”: Forrester Research, Inc. 2006 Equity Incentive Plan as from time to time amended and in effect.
      “Prior Plan”: Forrester Research, Inc. 1996 Amended and Restated Equity Incentive Plan, as amended and in effect prior to the Effective Date.

      “Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.
      “Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.
      “SAR”: A right entitling the holder upon exercise to receive an amount (payable in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the fair market value of such shares at the date of grant.
      “Section 409A”: Section 409A of the Code.
      “Section 422”: Section 422 of the Code.
      “Section 162(m)”: Section 162(m) of the Code.
      “Stock”: Common Stock of the Company, par value $.01 per share.
      “Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.
      “Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.
      “Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

Exhibit B
FORRESTER RESEARCH, INC.
STOCK OPTION PLAN FOR DIRECTORS

1.	DEFINED TERMS
      Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.	PURPOSE
      The Plan has been established to advance the interests of the Company by providing for the grant of Stock Options to Eligible Directors.

3.	ADMINISTRATION
      The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Stock Options; determine, modify or waive the terms and conditions of any Stock Option; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.	LIMITS ON AWARDS UNDER THE PLAN
      (a) Number of Shares. A maximum of four hundred fifty thousand (450,000) shares of Stock may be delivered under the Plan. Shares of Stock, if any, withheld by the Company in payment of the exercise price of a Stock Option shall not be treated as delivered for purposes of the preceding sentence.
      (b) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

5.	ELIGIBILITY AND PARTICIPATION
      Only Eligible Directors shall be eligible to be awarded Stock Options under, and thereby to participate in, the Plan.

6.	RULES APPLICABLE TO STOCK OPTIONS
      (a) Automatic Awards

(1) Number of Stock Options; Time of Grant; Term. On the date of each annual meeting of stockholders of the Company (beginning with the annual meeting of stockholders at which the Plan is approved), each individual who is then an Eligible Director, including any Eligible Director elected to the Board on such date but not including any individual who ceases to be a member of the Board on such date, shall automatically be granted an Annual Award. In addition, each individual who first becomes an Eligible Director between annual meetings shall be granted an Interim Award on the date he or she first becomes an Eligible Director. Subject to Section 7 and the terms of the award, (i) each Annual Award shall entitle the Eligible Director to acquire 12,500 shares of Stock, and (ii) each Interim Award shall entitle the Eligible Director to acquire 6,000 shares of Stock. Unless earlier exercised or terminated in accordance with the Plan, each Automatic Award shall have a term of ten (10) years from the date of grant.

(2) Exercise Price. The per-share exercise price of each Automatic Award shall be the per-share fair market value of the Stock on the date of grant, as determined by the Administrator.

(3) Vesting. Unless earlier terminated and subject to Section 7 below, each Automatic Award shall vest (become exercisable) as to one quarter (25%) of the shares subject thereto on (a) in the case of an Interim Award, on the date of grant and on each of the next three anniversaries of that date, and (b) in the case of an Annual Award, the first, second, third and fourth anniversaries of the date of grant
      (b) Discretionary Awards

(1) Grant. In addition to such Automatic Awards as may be granted pursuant to Section 6(a) above, the Administrator may grant Discretionary Awards to any Eligible Director at any time, for such number of shares as the Administrator may determine in its discretion.

(2) Exercise Price; Other Terms. Each Discretionary Award shall be exercisable at a price per share determined by the Administrator in connection with the grant that is not less than the per-share fair market value of the Stock on the date of grant, as determined by the Administrator. Each Discretionary Award shall be subject to such vesting and other terms, not inconsistent with the express provisions of the Plan, as the Administrator may determine in its discretion.
      (c) All Awards

(1) Transferability. A Stock Option may not be transferred other than by will or by the laws of descent and distribution and during the Eligible Director’s lifetime may be exercised only by the Eligible Director. Notwithstanding the foregoing, the Administrator in its discretion may permit any Eligible Director to transfer any or all of his or her Stock Options in a gratuitous transfer to a family member or a family trust, family partnership or similar entity.

(2) Time and Manner of Exercise; Payment of Exercise Price. A Stock Option will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by the exercise price. If the Stock Option is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Stock Option has the right to do so. The exercise price must be paid (i) by cash or check acceptable to the Administrator, or (ii) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, or (iii) through a broker-assisted exercise program acceptable to the Administrator, or (iv) by other means acceptable to the Administrator, or (v) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (ii) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(3) Termination of Service. If an Eligible Director ceases for any reason other than death to be a member of the Board, all Automatic Awards and, unless otherwise provided in the terms of the Award, all Discretionary Awards then held by the Eligible Director that are not then vested shall immediately terminate and all other Automatic Awards and Discretionary Awards then held by the Eligible Director shall remain exercisable for a period of three (3) months or until the last day of the applicable ten-year term, if earlier, and then (except to the extent previously exercised) shall immediately terminate. In the event of an Eligible Director’s death, except as the Administrator shall otherwise provide, all Automatic Awards and Discretionary Awards held by the Eligible Director not then exercisable shall terminate. All Automatic Awards and Discretionary Awards held by an Eligible Director or his or her permitted transferees, if any, immediately prior to the Eligible Director’s death, to the extent exercisable, (i) will remain exercisable for the lesser of the one-year period ending with the first anniversary of the Eligible Director’s death or (ii) the period ending on the latest date on which such Automatic Award or Discretionary Award could have been exercised without regard to this Section 6(c)(3), and will thereupon terminate.

(4) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to a Stock Option, subject in each case to compliance with the requirements of Section 409A to the extent applicable.

(5) Rights Limited. Nothing in the Plan will be construed as giving any Eligible Director the right to continued service with the Company or any rights as a stockholder except as to shares of Stock actually issued under the Plan.

7.	EFFECT OF CERTAIN TRANSACTIONS
      (a) Mergers, etc. Except as otherwise provided in a Stock Option, the following provisions shall apply in the event of a Covered Transaction:

(1) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Stock Options or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor to any Eligible Director who will continue to provide services to the acquiring or surviving entity.

(2) Cash-Out of Awards. If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards, equal in the case of each affected Stock Option to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Stock Option, over (B) the aggregate exercise or purchase price, if any, under the Stock Option, in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.

(3) Acceleration of Certain Awards. If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out under Section 7(a)(1) above), each Stock Option requiring exercise will become fully exercisable, prior to the Covered Transaction, on a basis that gives the holder of the Stock Option a reasonable opportunity, as determined by the Administrator, following exercise of the Stock Option to participate as a stockholder in the Covered Transaction.

(4) Termination of Awards Upon Consummation of Covered Transaction. Each Stock Option (unless assumed pursuant to Section 7(a)(1) above), will terminate upon consummation of the Covered Transaction.

(5) Additional Limitations. Any share of Stock delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to a Stock Option may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Stock Option was subject.
      (b) Change in and Distributions With Respect to Stock

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the share amounts described in Section 6(a)(1), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Stock Options then outstanding or subsequently granted, any exercise prices relating to Stock Options and any other provision of Stock Options affected by such change.

(2) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.	LEGAL CONDITIONS ON DELIVERY OF STOCK
      The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved;

(ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.	AMENDMENT AND TERMINATION
      The Administrator may at any time or times amend the Plan or any outstanding Stock Option for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Stock Options; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Eligible Director’s consent, alter the terms of a Stock Option so as to affect adversely the Eligible Director’s rights under the Stock Option, unless the Administrator expressly reserved the right to do so at the time of the Stock Option grant. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange or Nasdaq requirements), as determined by the Administrator.

10.	OTHER COMPENSATION ARRANGEMENTS
      The existence of the Plan or the grant of any Stock Option will not in any way affect the Company’s right to grant an Eligible Director other compensation outside of the Plan.

EXHIBIT A
Definition of Terms
      The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:
      “Administrator”: The Compensation Committee, except that the Compensation Committee may delegate to such persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.
      “Annual Award”: An Automatic Award described in Section 6(a)(1)(i).
      “Automatic Award”: A Stock Option described in Section 6(a)(1).
      “Board”: The Board of Directors of the Company.
      “Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.
      “Compensation Committee”: The Compensation and Nominating Committee of the Board.
      “Company”: Forrester Research, Inc.
      “Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.
      “Discretionary Award”: A Stock Option described in Section 6(b)(1).
      “Eligible Director”: A member of the Board who is not a present or former employee of the Company or of any subsidiary of the Company.
      “Interim Award”: An Automatic Award described in Section 6(a)(1)(ii).
      “Plan”: The Forrester Research, Inc. Stock Option Plan for Directors as from time to time amended and in effect.
      “Stock”: Common Stock of the Company, par value $.01 per share.
      “Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

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            Forrester Research, Inc.

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☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors
The Board of Directors recommends a vote FOR the following nominees.
1.	To elect two Class III directors to serve until the 2009 Annual Meeting of Stockholders:

	For	Withhold

01 — Robert M. Galford	☐	☐

02 — Gretchen Teichgraeber	☐	☐
B Issues
The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
2.	To approve the Forrester Research, Inc. 2006 Equity Incentive Plan.	☐	☐	☐

3.	To approve the Forrester Research, Inc. 2006 Stock Option Plan for Directors.	☐	☐	☐

4.	To transact such other business as may properly come before the meeting and any adjournments thereof.

Mark this box with an X if you plan to attend the Meeting.          ☐
C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please sign exactly as your name appears hereon. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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Proxy — Forrester Research, Inc.

Proxy Solicited on Behalf of the Board of Directors of the Company for an Annual Meeting, May 9, 2006
The undersigned appoints George F. Colony and Gail S. Mann, Esq., and each of them, as proxies, each with the power of substitution, and authorizes them to represent and vote all shares of common stock of Forrester Research, Inc. held by the undersigned at the Annual Meeting of Stockholders to be held at the offices of Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110 at 10:00 a.m. on Tuesday, May 9, 2006, or any adjournments thereof, for the following purposes set forth on the reverse side.
This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). If no contrary direction is made, the proxy will be voted FOR the election of the directors, FOR the approval of the Forrester Research, Inc. 2006 Equity Incentive Plan and FOR the approval of the Forrester Research, Inc. 2006 Stock Option Plan for Directors.
(Continued and to be voted on reverse side.)